UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                                                                                 07059
          (Address of principal executive offices)                                                                                                                                (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.                      Other Events.

On November 7, 2007, as part of his long−term strategy to diversify his assets, Dr. Bami Bastani, the President and Chief Executive Officer of ANADIGICS, Inc. (the “Company”), amended his prearranged systematic personal stock trading plan (the “Plan”), which currently expires on February 28, 2008, to cover a new period of approximately seventeen months commencing on March 1, 2008 and ending on July 31, 2009.  The Plan is intended to comply with Rule 10b5−1 under the Securities Exchange Act of 1934, as amended.  Under the Plan, as amended, Dr. Bastani has directed a broker unaffiliated with the Company to sell, subject to certain conditions, up to 300,000 shares of the Company’s common stock, par value $0.01 per share, owned by Dr. Bastani or which he has the right to acquire upon the exercise of stock options.  All sales under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      November 7, 2007

ANADIGICS, Inc.

By:   /s/  Thomas C. Shields

Name:  Thomas C. Shields

Title:   Executive Vice President and Chief Financial Officer